SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                     ______________________

                            FORM 8-K

                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                          March 5, 1996


         Specialized Health Products International, Inc.
      (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

            0-26694                           93-0945003
   (Commission file number)        (IRS employer identification no.)


    655 East Medical Drive,                   84010
        Bountiful, Utah
(Address of principal executive             (Zip code)
           offices)


                         (801) 298-3360
      (Registrant's telephone number, including area code)



           This document contains a total of 2 pages.

Item 5.  Other Events.

  On March 5, 1996, Mr. John T. Clarke and Mr. Stanley Hollander resigned as members of the Registrant's Board of Directors for personal reasons. The Registrant's Board of Directors has not yet met to consider the appointment persons to fill the vacancies created on the Board of Directors as a result of said resignations.

  The Registrant is a Delaware corporation whose common stock is traded on the NASDAQ Small Cap Market under the symbol SHPI.
                           SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPECIALIZED HEALTH PRODUCTS
                                 INTERNATIONAL, INC.



Date: March 8, 1995              By    /s/ David A. Robinson
                                 _
                                   David A. Robinson
                                   President, Chief Executive
                                   Officer and Director